Exhibit 1.2

Execution Version

Pricing Agreement

To the Representatives of the

Several Underwriters named

in Schedule I hereto

October 2, 2023

Ladies and Gentlemen:

Diageo Capital plc, a public limited company incorporated under the laws of Scotland (the “Issuer”), and Diageo plc, a public limited company organized under the laws of England and Wales (the “Guarantor”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 2, 2023 (the “Underwriting Agreement”), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 3:40 p.m. New York time. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Article VII of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please return to us a signed counterpart hereto, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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Very truly yours, Diageo plc

By:	/s/ James Edmunds
Name: James Edmunds
Title: Deputy Company Secretary

[Signature Page to Pricing Agreement]

Diageo Capital plc

By:	/s/ Kara Major
Name: Kara Major
Title: Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BofA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Timothy Azoia	By:	/s/ John Han
Name:	Timothy Azoia	Name:	John Han
Title:	Managing Director	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

STANDARD CHARTERED BANK

By:	/s/ Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Simon Mayes
Name:	Simon Mayes
Title:	Managing Director

GOLDMAN SACHS & Co. LLC

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Managing Director

[Signature Page to Pricing Agreement]

Execution Version

SCHEDULE I

Underwriter	Principal Amount of 2026 Fixed Rate Notes to be Purchased	Principal Amount of 2033 Fixed Rate Notes to be Purchased
BofA Securities, Inc.	$120,000,000	$135,000,000
Deutsche Bank Securities Inc.	$120,000,000	$135,000,000
RBC Capital Markets, LLC	$120,000,000	$135,000,000
Standard Chartered Bank	$120,000,000	$135,000,000
Barclays Capital Inc.	$106,667,000	$120,000,000
BNP Paribas Securities Corp.	$106,667,000	$120,000,000
Goldman Sachs & Co. LLC	$106,666,000	$120,000,000

Total	$800,000,000	$900,000,000

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Execution Version

SCHEDULE II

Issuer:

Diageo Capital plc

Title of Designated Securities:

5.375% Fixed Rate Notes due 2026 (the “2026 Notes”).

5.625% Fixed Rate Notes due 2033 (the “2033 Notes”).

Aggregate principal amount:

$800,000,000 for the 2026 Notes.

$900,000,000 for the 2033 Notes.

Price to Public:

99.729% of the principal amount of the 2026 Notes, plus accrued interest, if any, from October 5, 2023.

99.630% of the principal amount of the 2033 Notes, plus accrued interest, if any, from October 5, 2023.

Purchase Price by Underwriters:

99.579% of the principal amount of the 2026 Notes, plus accrued interest, if any, from October 5, 2023.

99.300% of the principal amount of the 2033 Notes, plus accrued interest, if any, from October 5, 2023.

Specified funds for payment of purchase price:

Immediately available funds.

Method of payment:

Wire transfers to account of Diageo Capital plc, or to such other account as may be notified by the Issuer or the Guarantor, as the case may be, to the Representatives by 5:00 P.M. (New York City time) on the business day prior to the Time of Delivery.

Indenture:

Indenture dated as of August 3, 1998, among Diageo Capital plc, the Guarantor and The Bank of New York Mellon, as Trustee (as successor in interest to Citibank, N.A. by virtue of the Agreement of Resignation, Appointment and Acceptance, dated October 16, 2007, by and among the Guarantor, the Issuer, the Dutch Issuer, the U.S. Issuer, The Bank of New York and Citibank, N.A.)

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Maturity:

October 5, 2026 for the 2026 Notes.

October 5, 2033 for the 2033 Notes.

Interest Rate:

5.375% per annum for the 2026 Notes.

5.625% per annum for the 2033 Notes.

Interest Payment Dates:

For the 2026 Notes, semi-annually in arrear on April 5 and October 5 of each year, commencing on April 5, 2024.

For the 2033 Notes, semi-annually in arrear on April 5 and October 5 of each year, commencing on April 5, 2024.

Redemption Provisions:

Tax Redemption Provision:

As described in the Prospectus, the Designated Securities are redeemable at the option of the Issuer or the Guarantor upon certain changes in United Kingdom tax law or in the event of a requirement to pay additional amounts due to certain mergers, conveyances, transfers or leases.

Optional Redemption Provisions:

Make-Whole Call:

For (i) the 2026 notes at any time and from time to time prior to the 2026 Par Call Date (as defined below) and (ii) the 2033 notes at any time and from time to time prior to the 2033 Par Call Date (as defined below), in each case at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to but excluding the date of redemption and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes as if the notes to be redeemed matured, on the applicable Par Call Date (as defined below) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Prospectus), plus 10 basis points for the 2026 notes and 15 basis points for the 2033 notes less (b) interest accrued to the date of redemption, plus, in each case, accrued interest to but excluding the date of redemption.

Par Call:

For (i) the 2026 notes at any time and from time to time on or after September 5, 2026 (the date that is one month prior to the stated maturity date of the 2026 notes) (the “2026 Par Call Date”) and (ii) the 2033 notes at any time and from time to time on or after July 5, 2033 (the date that is three months prior to the stated maturity date of the 2033 notes) (the “2033 Par Call Date” and, together with the 2026 Par Call Date, each a “Par Call Date”), in each case at a redemption price equal to 100% of the principal amount of such notes plus accrued interest to but excluding the date of redemption.

Sch-II-2

Denominations:

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Day Count Convention:

30/360 Following, Unadjusted for the 2026 Notes.

30/360 Following, Unadjusted for the 2033 Notes.

CUSIP / ISIN:

25243Y BK4 / US25243YBK47 for the 2026 Notes.

25243Y BN8 / US25243YBN85 for the 2033 Notes.

Sinking Fund Provisions:

No sinking fund provisions

Extendable provisions:

No extendable provisions.

Defeasance provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions.

Overallotment Option:

No overallotment option.

Time of Delivery:

October 5, 2023 (T+3).

Closing Location:

The offices of Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN, United Kingdom.

Names and Addresses of Representatives:

Designated Representatives:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

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Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

United States of America

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

United States of America

Standard Chartered Bank

One Basinghall Avenue

London EC2V 5DD

United Kingdom

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States of America

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

United States of America

Other Terms:

UK MiFIR/MiFID II professionals/ECPs-only/No PRIIPs or UK PRIIPS key information document (“KID”) – Standard Chartered Bank is a manufacturer under the UK MiFIR Product Governance Rules. No PRIIPs or UK PRIIPS KID has been prepared as the Designated Securities are not available to retail investors in the European Economic Area or the United Kingdom.

Any offer of the Designated Securities, each announcement thereof and any document in which an offer is made or announced will comply with the laws and regulations of any State where persons to whom the offer is made are resident.

As described in the Prospectus.

Sch-II-4

Execution Version

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

Final term sheets prepared in accordance with Section VII(a) of the Underwriting Agreement

(b)	Underwriter Free Writing Prospectuses:

None.

Sch-III-1